Exhibit 24.1

POWER OF ATTORNEY

          Each of the undersigned directors and officers of First Horizon National Corporation, a Tennessee corporation (the “Company”), hereby appoints William C. Losch III, Jeff L. Fleming, Clyde A. Billings, Jr., and Thomas C. Adams, Jr., and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act on Form S-8 of: (a) eight million (8,000,000) additional shares of common stock to be issued under the First Horizon National Corporation Equity Compensation Plan (formerly known as the 2003 Equity Compensation Plan); (b) any previously registered shares of common stock remaining unissued under that Plan (Registration Nos. 333-109862, 333-123404, 333-133635, and 333-166818); and (c) any previously registered shares of common stock or interests remaining unissued under the Company’s other registered employee benefit plans (Registration Nos. 33-9846, 33-40398, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-56052, 333-70075, 333-73440, 333-73442, 333-91137, 333-92145, 333-92147, 333-106015, 333-108738, 333-108750, 333-110845, 333-124297, 333-124299, 333-147409, and 333-156614). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to such proposed Registration Statements to be filed in respect of the shares described in clause (a), and to any amendments to such proposed new Registration Statement or to any of the Registration Statements listed in clauses (b) or (c) after this date.

          IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of May 4, 2012.

/s/ D. Bryan Jordan	/s/ William C. Losch III

D. Bryan Jordan	William C. Losch III
President, Chief Executive Officer, Chairman of the Board, and a Director (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeff L. Fleming	/s/ Robert B. Carter

Jeff L. Fleming	Robert B. Carter
Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	Director

/s/ John C. Compton	/s/ Mark A. Emkes

John C. Compton	Mark A. Emkes
Director	Director

/s/ Vicky B. Gregg	/s/ James A. Haslam, III

Vicky B. Gregg	James A. Haslam, III
Director	Director

/s/ R. Brad Martin	/s/ Scott M. Niswonger

R. Brad Martin	Scott M. Niswonger
Director	Director

/s/ Vicki R. Palmer	/s/ Colin V. Reed

Vicki R. Palmer	Colin V. Reed
Director	Director

/s/ Luke Yancy III

Luke Yancy III
Director